UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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LESCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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LESCO, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 11, 2005
April 7, 2005
To our Shareholders:
      The annual meeting of shareholders of LESCO, Inc. will be held at The Union Club, 1211 Euclid Avenue, 3rd Floor Ballroom, Cleveland, Ohio 44115, on Wednesday, May 11, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors.

2.	To transact any other business that properly comes before the meeting or any adjournment or postponement thereof.
      Shareholders of record at the close of business on March 28, 2005 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope.

By Order of the Board of Directors,

Jeffrey L. Rutherford
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

LESCO, INC.
1301 East 9th Street, Suite 1300
Cleveland, Ohio 44114
April 7, 2005
PROXY STATEMENT
       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Company’s board of directors to be used at the annual meeting of shareholders of LESCO, Inc. to be held at The Union Club, 1211 Euclid Avenue, 3rd Floor Ballroom, Cleveland, Ohio 44115, on Wednesday, May 11, 2005, at 10:00 a.m., local time, and at any adjournment or postponement thereof.
ABOUT THE MEETING

What is the purpose of the annual meeting?
      At the Company’s annual meeting, shareholders will elect seven directors and act upon other business that properly comes before the meeting.

Who is entitled to vote?
      Only shareholders of record at the close of business on the record date, March 28, 2005, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting or any adjournment or postponement of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon unless cumulative voting is invoked in the election of directors. See “What vote is required to approve each item?”

Who may attend the meeting?
      Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. However, your name does not appear on the Company’s list of shareholders and in order to be admitted to the meeting, you must bring a letter or account statement showing that you were the beneficial owner of shares on the record date.

Where and when is the meeting?
      The meeting will be held at The Union Club, 1211 Euclid Avenue, 3rd Floor Ballroom, Cleveland, Ohio 44115, on Wednesday, May 11, 2005, at 10:00 a.m., local time. A map of the meeting location is on the back cover of this proxy statement. Parking at The Union Club will be provided by the Company. If that garage is full, there are other parking facilities within walking distance that charge a fee.

What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 8,870,414 common shares were outstanding. Proxies received but marked as abstentions and broker non-votes (shares held in “street name” by a broker or nominee indicating on a proxy that it does not have authority to vote with respect to a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?
      If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you do not direct the proxies how to vote, the proxies will vote your shares for the nominees for election as a director. If you are a shareholder holding shares registered in your own name and attend the meeting, you may deliver your completed proxy card in person. A shareholder holding shares through a broker or in “street name” who desires to vote at the meeting will need to obtain a proxy card from the institution that holds his or her shares.

Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised either by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by providing the Company with notice in open meeting prior to the close of voting. Your attendance at the meeting, without more, will not operate to revoke a previously granted proxy.

Is my vote confidential?
      Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspector of election and certain Company employees associated with processing proxy cards and ballots and counting the vote have access to your card or ballot. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

What is the board’s recommendation?
      The board of directors recommends a vote for election of the nominees for director listed on page 3 and discussed on page 5. If you do not instruct the proxies how to vote your shares, the proxies will vote your shares for the nominees for election as a director. With respect to any other matter that properly comes before the meeting, the proxies will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?
   Election of Directors. The nominees who receive the most votes will be elected. Submission of a proxy that withholds authority to vote for a nominee and a broker non-vote have the same effect as failing to vote for a nominee, but do not act as a vote “against” the nominee. The number of votes each share represents depends on whether or not cumulative voting is invoked.
      How is cumulative voting invoked?
      Ohio law states that:

•	if written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time set for the annual meeting; and

•	if the notice states that the shareholder desires cumulative voting for the election of directors; and

•	if the Chairman, Secretary or the shareholder giving the notice, or someone on his or her behalf, announces at the beginning of the meeting that the notice has been given; then

•	cumulative voting will apply for the election of directors.

      How are directors elected if cumulative voting is invoked?
      If cumulative voting is invoked:

•	Each shareholder may cast an aggregate number of votes in the election of directors and distribute those votes among nominees as determined by the shareholder. The aggregate number of votes for each shareholder is determined by multiplying the number of nominees to be elected (seven) by the number of shares the shareholder holds on the record date.

•	The proxies will cumulate votes and distribute them among the persons nominated by the board of directors as the proxies believe will maximize the number of board nominees elected, unless a shareholder gives specific instructions in the proxy for the proxies to do otherwise.
      How are directors elected if cumulative voting is not invoked?
      If cumulative voting is not invoked, each shareholder may cast for each of the seven nominees up to the number of votes that equals the number of shares held by the shareholder on the record date.
   Other Items. For each other item that properly comes before the meeting, the vote required will be determined by applicable law, the Marketplace Rules of the Nasdaq Stock Market and our governing documents.

How will the proxy solicitation be conducted?
      The board of directors of the Company, at the expense of the Company, is soliciting the proxies in connection with the items to be voted on as described in this proxy statement. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to the beneficial owners of our common shares. In addition to soliciting proxies by mail, employees of the Company may solicit proxies by other means, including telephone or facsimile. Those employees will not receive any additional compensation for their participation in the solicitation.
ELECTION OF DIRECTORS
      The Company’s Code of Regulations sets the number of directors at nine, but authorizes the board of directors to increase or decrease the number of directors by not more than two. On February 25, 2005, the board of directors decreased the number of directors to seven, effective as of the date of the annual meeting. Each director elected serves until the next annual meeting and until his successor is elected and qualified.
      The board of directors of the Company has nominated the seven persons listed below for election as directors. If any nominee declines or is unable to serve (which the board of directors does not expect), the persons named in the accompanying proxy intend to vote for the balance of those nominees named, and, if they deem it advisable, for a substitute nominee selected by the board of directors.
      The following table contains information with respect to each nominee:

			Director
			Continuously
Name	Age	Position with the Company	Since

Michael P. DiMino	47	President, Chief Executive Officer and Director	2002
J. Martin Erbaugh	56	Chairman of the Board of Directors and Director	1995
Michael E. Gibbons	53	Director	1999
Enrique Foster Gittes	65	Director	2002
Lee C. Howley	57	Director	1996
Christopher H. B. Mills	52	Director	2000
R. Lawrence Roth	47	Director	2002

Ronald Best and Robert F. Burkhardt are retiring from the board of directors and will not stand for re-election. Mr. Burkhardt will become Director Emeritus. As Director Emeritus, Mr. Burkhardt may attend board meetings but cannot vote at board meetings. Mr. Burkhardt will not receive any compensation for service as Director Emeritus.

How often did the board meet during 2004?
      During 2004, the board of directors of the Company met on six occasions. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during 2004. As a general matter, directors are expected to attend the Company’s annual meeting of shareholders. All directors were present at the Company’s last annual meeting of shareholders. The board of directors has determined that all directors other than Mr. DiMino and Mr. Burkhardt are independent under the current applicable Marketplace Rules of the Nasdaq Stock Market.

What committees has the board established?
      The board has established a separately-designated standing Audit Committee; Compensation, Governance and Nominating Committee; and Executive Committee. A copy of the charter for each of the Audit Committee and the Compensation, Governance and Nominating Committee is available at www.lesco.com. The board of directors has determined that each member of the Audit Committee and the Compensation, Governance and Nominating Committee is independent under the current Marketplace Rules of the Nasdaq Stock Market and, with respect to the Audit Committee, applicable law and the rules and regulations of the Securities and Exchange Commission.
      Audit Committee. The Company’s Audit Committee was established in accordance with the Securities Exchange Act of 1934, as amended. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Audit Committee, which currently consists of Michael E. Gibbons (Chairman), J. Martin Erbaugh, Christopher H. B. Mills and R. Lawrence Roth, met seven times during 2004. The board of directors has determined that Michael E. Gibbons qualifies as an audit committee financial expert, and is independent under the Marketplace Rules of the Nasdaq Stock Market.
      Compensation, Governance and Nominating Committee. The purposes of the Compensation, Governance and Nominating Committee are to (1) discharge the board of directors’ duties relating to the compensation of the Company’s executive officers and directors, (2) oversee the Company’s compensation and employee benefit plans and practices, (3) produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, (4) assist the board of directors by identifying individuals qualified to become directors, and to recommend to the board of directors the director nominees for each annual meeting of shareholders, (5) review and recommend to the board of directors qualifications for committee membership and committee structure and operations and (6) recommend to the board of directors, directors to serve on each committee and a chairperson for such committee. The Compensation, Governance and Nominating Committee, which currently consists of Lee C. Howley (Chairman), Ronald Best, J. Martin Erbaugh, Enrique Foster Gittes and R. Lawrence Roth, met five times during 2004.
      The Compensation, Governance and Nominating Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Shareholder Proposals and Recommendations.” In evaluating candidates, the Compensation, Governance and Nominating Committee will consider whether the candidate qualifies as an independent director, as well as diversity, age, skill and experience in the context of the needs of the board. The committee requires prospective board members to have the highest personal and professional integrity and to have demonstrated exceptional ability and judgment and selects candidates who the committee believes will be effective, in conjunction with the other members of the board, in collectively serving the long-term interests of the Company’s shareholders. In seeking candidates, the committee may solicit suggestions from incumbent directors, management or others. In the past, the committee has not used third party consultants to assist in identifying and evaluating candidates. There is no difference in the manner in which the committee evaluates candidates based on the source of the recommendation.

      Executive Committee. The Executive Committee possesses all of the powers of the board of directors in the management and business affairs of the Company during the intervals between meetings of the board of directors, other than the power to fill vacancies on the board of directors or any committee of the board of directors. The Executive Committee, which currently consists of J. Martin Erbaugh (Chairman), Robert F. Burkhardt, Michael P. DiMino, Michael E. Gibbons, Enrique Foster Gittes and Lee C. Howley, met twice during 2004.
      Shareholders who desire to communicate with the board of directors, an individual director or a committee of the board of directors can write to Secretary, LESCO, Inc., 1301 East 9th Street, Suite 1300, Cleveland, Ohio 44114. The Secretary will submit your letter to the board or the appropriate individual director or committee, as applicable.
BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR
      Michael P. DiMino has been a director since May 2002. Since April 2002, Mr. DiMino has been President and Chief Executive Officer of the Company. Mr. DiMino joined the Company on December 12, 2001, as President and Chief Operating Officer. From 1998 to October 2001, Mr. DiMino was President and Chief Operating Officer of Uniforms to You, a division of Cintas Corporation, a provider of employee uniforms to a wide range of industries.
      J. Martin Erbaugh has been a director since March 1995 and Chairman of the Board of Directors since April 2002. From December 2001 until his election as Chairman of the Board of Directors, Mr. Erbaugh served as Lead Independent Director of the Board of Directors. Mr. Erbaugh has been President of J.M. Erbaugh Co., a private investment firm, since 1994; President of Coer Inc., a real estate development firm, since 1985; and Chairman of the Board of Morgan Bank N.A., a national bank, since May 2002.
      Michael E. Gibbons has been a director since May 1999. Since September 1995, Mr. Gibbons has been Senior Managing Director and Principal of Brown, Gibbons, Lang & Company, L.P., a firm he co-founded in 1989 to provide investment banking services to middle market companies. Mr. Gibbons is a director of Associated Estates Realty Corporation, a real estate investment trust that owns and manages multi-family properties.
      Enrique Foster Gittes has been a director since May 2002. Since 1999, Mr. Gittes has been Chairman of Synthesys Technologies, Inc., a privately held medical software company. Mr. Gittes was Founder and Managing Director of Denison International plc, a maker of industrial valves and pumps, from 1993 to 2000. Since 1987, Mr. Gittes has been a director and, since 1998, Chairman of North Atlantic Smaller Companies Investment Trust plc, a publicly listed closed-end investment company (“NASCIT”).
      Lee C. Howley has been a director since March 1996. Since December 2000, Mr. Howley has been President of Howley Bread Group, Ltd., a company that operates Panera Bread restaurant franchises. Since 1981, Mr. Howley has served as President of Howley & Company, a real estate development and management company. Mr. Howley is a director of Boykin Lodging Company, a hotel and restaurant management company, and LNB Bancorp, Inc., a bank holding company.
      Christopher H. B. Mills has been a director since May 2000. Mr. Mills has been Chief Executive of NASCIT since 1984; Chief Executive of American Opportunity Trust plc, a publicly listed closed-end investment company, since 1989; and Chairman and Chief Executive Officer of Growth Financial Services Limited, a holding company, since 1984. Mr. Mills is also a partner and Chief Investment Officer of North Atlantic Value LLP, an investment management firm. He is a director of Sterling Construction Company, Inc., a Texas-based construction company, and W-H Energy Services, Inc., an oil services company.
      R. Lawrence Roth has been a director since May 2002. Since September 2001, Mr. Roth has been Managing Director of Berkshire Capital Corporation, a New York-based investment banking firm. Prior to joining Berkshire Capital Corporation, Mr. Roth served as Chief Executive Officer of the ING U.S. Retail Group, an independent broker/dealer network, from 1997 to January 2001.

EXECUTIVE COMPENSATION

Executive Officer Compensation
Summary Compensation Table
      The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company’s other executive officers (the “Named Executive Officers”) during or with respect to the years ended December 31, 2004, 2003 and 2002, for all services rendered to the Company.

				Long-Term
		Annual		Compensation Awards
		Compensation
				Restricted		All Other
		Salary	Bonus	Stock Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	(# of shares)	($)(2)

Michael P. DiMino	2004	477,885	392,221	49,735	—	13,469
President and	2003	426,440	—	361,200	—	51,361
Chief Executive Officer	2002	362,492	250,000	—	90,000	49,931
Jeffrey L. Rutherford(3)	2004	296,154	221,018	39,788	—	7,343
Senior Vice President,	2003	268,269	—	240,800	—	7,504
Chief Financial Officer,	2002	211,538	150,000	—	120,000	5,562
Treasurer and Secretary
Bruce K. Thorn(4)	2004	251,455	110,181	29,841	—	6,789
Senior Vice President,	2003	230,553	—	144,480	—	4,434
Operations	2002	169,231	77,000	—	80,000	17,890
Steven E. Cochran(5)	2004	224,451	112,536	29,841	—	6,994
Senior Vice President, Sales	2003	207,332	—	144,480	—	7,173
	2002	111,539	75,000	—	65,000	21,674

(1)	On February 20, 2004, Messrs. DiMino, Rutherford, Thorn and Cochran were granted 3,695, 2,956, 2,217 and 2,217 restricted shares, respectively. The amount shown in the table with respect to 2004 reflects a per share price of $13.46, which was the closing price of the Company’s common shares on the date of grant. The restricted shares vested on February 20, 2005. On November 12, 2003, Messrs. DiMino, Rutherford, Thorn and Cochran were granted an award of 30,000, 20,000, 12,000 and 12,000 restricted shares, respectively. The amount shown in the table with respect to 2003 reflects a per share price of $12.04, which was the closing price of the Company’s common shares on the date of grant. The restricted shares vest on November 12, 2006. As of December 31, 2004, Messrs. DiMino, Rutherford, Thorn and Cochran held 33,695, 22,956, 14,217 and 14,217 restricted shares in the aggregate, respectively. The value of the aggregate restricted shares held by Messrs. DiMino, Rutherford, Thorn and Cochran as of December 31, 2004 was $434,329, $295,903, $183,257 and $183,257, respectively. The value is based on the closing price of the common shares on that date. Dividends will be paid on the restricted shares, if declared by the Company.

(2)	Reflects (i) the Company’s contributions to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust, which contributions in 2004 for Messrs. DiMino, Rutherford, Thorn and Cochran were $5,358, $5,474, $5,029 and $5,400, respectively, (ii) payment by the Company of premiums for group life and accidental death and dismemberment insurance, which payments in 2004 for Messrs. DiMino, Rutherford, Thorn and Cochran were $840, $840, $805 and $733, respectively, (iii) payment by the Company of premiums for long-term disability insurance, which payments in 2004 for Messrs. DiMino, Rutherford, Thorn and Cochran were $1,029, $1,029, $955 and $860, respectively, (iv) with respect to 2002, reimbursement for medical expenses pursuant to an insurance program, (v) for Mr. DiMino, (a) a car allowance, which allowance was $6,000 in 2004, (b) with respect to 2004, $242 paid for membership in a city club during December, (c) with respect to 2003, reimbursement of fees for membership in a country club and (d) with respect to 2002, a relocation allowance, (vi) for Mr. Thorn, a relocation allowance for 2003 and 2002, and (vii) for Mr. Cochran, a relocation allowance for 2002. In addition to the foregoing, the Company pays, or reimburses Mr. DiMino, for an executive annual physical examination, and the Named Executive Officers participate in all employee benefit programs provided to employees generally.

(3)	Mr. Rutherford joined the Company as an executive officer on February 18, 2002 at an annual salary of $250,000. The amount shown for 2002 reflects his salary for the period from February 18 through December 31, 2002.

(4)	Mr. Thorn joined the Company as an executive officer on March 18, 2002 at an annual salary of $220,000. The amount shown for 2002 reflects his salary for the period from March 18 through December 31, 2002.

(5)	Mr. Cochran joined the Company as an executive officer on June 4, 2002 at an annual salary of $200,000. The amount shown for 2002 reflects his salary for the period from June 4 through December 31, 2002.
Option Grants in Last Fiscal Year
      No stock options were granted to the Named Executive Officers during the year ended December 31, 2004.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
      The following table contains information for each Named Executive Officer with regard to the aggregate stock options exercised during the year ended December 31, 2004, and the stock options held as of December 31, 2004.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year-End		At Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael P. DiMino	0	0	225,000	15,000	1,184,550	0
Jeffrey L. Rutherford	0	0	111,666	8,334	370,150	0
Bruce K. Thorn	0	0	75,000	5,000	343,200	0
Steven E. Cochran	0	0	60,000	5,000	72,250	0

(1)	Market value of underlying securities at December 31, 2004 of $12.89 minus the exercise price.
Agreements with Executive Officers
      The Company has an employment agreement with Mr. DiMino, effective February 23, 2004. Under the agreement, Mr. DiMino must devote substantially all his working time and efforts to the Company. In addition, Mr. DiMino is prohibited from competing with the Company for a period beginning with the date of Mr. DiMino’s termination of employment and ending on the later of the date Mr. DiMino no longer receives payments from the Company or two years from such termination date. The agreement provides for an initial annual base salary of $450,000 (which may be increased from time to time and was increased to $500,000 on October 18, 2004). Mr. DiMino is eligible to receive a bonus under the Company’s bonus plan, subject to achievement of performance goals established pursuant to the plan, and to participate in any performance plan maintained by the Company. Mr. DiMino is entitled to participate in all employee benefit programs provided to employees generally and to senior executives of the Company. Mr. DiMino also is entitled to payment by the Company of, or reimbursement for, an executive annual physical examination and an automobile allowance of $500 per month.
      If Mr. DiMino’s employment is terminated by the Company without “cause” (as defined in the agreement) or by Mr. DiMino for “good reason” (as defined in the agreement), Mr. DiMino is entitled to receive the following: (i) his annual base salary previously earned but not paid through the termination date, his prior year’s annual bonus, if the bonus would have been earned had Mr. DiMino continued employment, his accrued but unpaid vacation time, his vested options and his accrued benefits; (ii) one year’s annual base salary as in effect on the termination date; (iii) an amount equal to his annual bonus at target; (iv) continuation of employee benefits for one year; and (v) outplacement services. The amounts described in (ii) and (iii) will be paid in 12 equal monthly installments commencing on the first day of the month following the termination date. In addition, all unvested long-term incentive awards held by Mr. DiMino will vest. If Mr. DiMino becomes entitled to payments under the retention agreement discussed in the next paragraph, the payments under the retention agreement will be in lieu of any other payments to be made under the employment agreement.
      The Company has entered into a retention agreement with each of the Named Executive Officers. The agreements provide that if, following a change of control (as defined in the agreement), the executive officer’s employment is terminated by the Company other than for “cause” (as defined in the agreement) or by the officer for “good reason” (as defined in the agreement), then the Company will pay to the executive officer within 30 days after termination the following amounts (subject to the limitations described below): (i) any annual base salary previously earned but not paid to the executive officer through the date of termination; (ii) the higher of (a) the executive’s annual bonus for the year preceding the most recently completed fiscal year, if any and (b) the annual bonus paid or payable, for the most recently completed fiscal year, if any (such amount, the “Highest Annual Bonus”), prorated through the date of termination; (iii) any compensation previously deferred by the executive officer (together with accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; (iv) an amount equal to 2.99 with respect to Messrs. DiMino and Rutherford and 1.99 with respect to Messrs. Cochran and Thorn multiplied by the sum of the executive officer’s annual base salary and Highest Annual Bonus; (v) retirement benefits that would otherwise accrue to the executive for the three years following termination in the case of Messrs. DiMino and Rutherford and for the two years following termination in the case of Messrs. Cochran and Thorn; and (vi) an amount equal to the excess of the fair market value of the Company’s common shares on the termination date over the exercise price of any options held by the executive that are surrendered. If total payments otherwise payable to an executive under the retention agreement or any other agreement or plan would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then payments under the retention agreement will be reduced so that the Company is not denied a deduction under Section 280G. The retention agreements also provide immediate vesting of all long-term incentive awards, continuation of employee benefits for a maximum of three years in the case of Messrs. DiMino and Rutherford and a maximum of two years in the case of Messrs. Thorn and Cochran and outplacement services in the event of termination following a change of control.
      The Company and Mr. Rutherford also have entered into an agreement providing for severance payments in the event Mr. Rutherford is terminated other than in connection with a change of control. The agreement provides that if Mr. Rutherford’s employment is terminated by the Company other than for “cause” (as defined in the agreement) or by Mr. Rutherford for “good reason” (as defined in the agreement), then the Company will pay to Mr. Rutherford within 30 days after termination the following amounts: (i) Mr. Rutherford’s annual base salary previously earned but not paid through the date of termination and (ii) an amount equal to Mr. Rutherford’s annual base salary (exclusive of any bonus). The agreement also provides for continuation of employee benefits for one year and outplacement services.

Director Compensation
      Each non-employee director, other than committee chairmen and Mr. Erbaugh, is paid $25,000 per year, and each committee chairman is paid $30,000 per year, as compensation for service on the board of directors. A director’s compensation is reduced by $2,000 for each scheduled board meeting not attended and by $1,000 for each scheduled committee meeting not attended. A director’s compensation is reduced by $1,000 for each scheduled board meeting attended via telephone and $500 for each scheduled committee meeting attended via telephone. As Chairman of the Board, Mr. Erbaugh is paid a retainer of $50,000 per year. In addition, he is paid $1,000 per day for services rendered to the Company at the request of the President and Chief Executive Officer; provided that, Mr. Erbaugh may not be paid more than $25,000 in the aggregate per year for these services without the consent of the board of directors. During 2004, Mr. Erbaugh was paid $3,000 for such services. Mr. Burkhardt also was paid for consulting services provided during 2004, as set forth under “Certain Transactions.”

REPORT OF THE COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE
      The Compensation, Governance and Nominating Committee (the “Compensation Committee”) of the Board of Directors was responsible for determining compensation paid to the Company’s executive officers during 2004. In 2004, the Compensation Committee’s members were Lee C. Howley (Chairman), J. Martin Erbaugh, Enrique Foster Gittes, Ronald Best, and R. Lawrence Roth. This report describes the Compensation Committee’s executive compensation philosophy and the policies and actions of the Compensation Committee in considering compensation for the executive officers of the Company during 2004.
      The basic philosophy of the Compensation Committee is to provide compensation to the executive officers in a manner that:

•	relates total compensation appropriately to corporate performance and the individual performance of each executive officer;

•	motivates the executive officers to achieve increased shareholder value;

•	aligns the interests of the executive officers with the long-term interests of the Company’s shareholders; and

•	provides compensation to the executive officers at a level consistent with compensation available to executives with similar responsibilities at companies of similar size in order to continue to attract and retain key executives.
      To implement this philosophy, the Company’s executive compensation program comprises an annual compensation component and a long-term compensation component and is designed to:

•	provide annual incentive opportunities that relate total cash compensation to the annual performance of the Company and the individual;

•	provide long-term incentives with award values targeted at median competitive levels that allow total overall compensation for the Company’s executives to exceed the compensation available to executives in the competitive labor market if the Company’s common shares increase significantly in value; and

•	place more emphasis on variable compensation (consisting of equity-based awards and the potential for an annual bonus) at more senior management levels of the Company.
      The comparison group used for competitive compensation purposes includes some of the companies in the peer group from the performance graph on page 13, other competitors and other companies similar in size to the Company.
Annual Compensation
      The annual compensation component of the Company’s executive compensation program consists of base salary and an annual bonus.

•	Base Salary — In setting salaries, the Compensation Committee uses data from management compensation reports, outside consultants and publicly available documents as well as its members’ collective experience and perception of the compensation paid to executives with similar responsibilities in companies of similar size. Supplemental compensation data includes information gathered from general industrial manufacturing companies of similar size and sales over the last five years. Salaries are reviewed annually and may be adjusted upward for individual performance, experience and the level of responsibility. Better performance generally results in an increased salary, subject to the limits of the salary range for the position and the Company’s compensation budget.

•	Annual Bonus — Each executive has the opportunity to earn an annual bonus. The annual bonus program has been designed to reward executives for the Company’s current financial performance and, except for Mr. DiMino, individual performance. Mr. DiMino’s bonus is based solely on the Company’s current financial performance.

      At the beginning of each year, the Compensation Committee approves a target bonus stated as a percent of base salary for each executive. Target bonuses for Messrs. DiMino, Rutherford, Thorn and Cochran for 2004 were 60%, 60%, 35% and 40%, respectively, of base salary. Bonuses are then earned based on attainment of performance measures established by the Compensation Committee at the beginning of the year. Performance measures based on the Company’s financial performance during 2004 accounted for 75% of the bonus target for each executive officer other than Mr. DiMino and individual performance accounted for the remaining 25% of the bonus target. Performance measures based on the Company’s financial performance during 2004 accounted for 100% of the bonus target for Mr. DiMino. The financial measures for 2004 were basic earnings per share, return on invested capital and sales growth. Each financial measure accounted for 25% of the bonus target for executive officers other than Mr. DiMino and 33.3% of the bonus target for Mr. DiMino.
      Financial performance measures were established in a range at which threshold, target and maximum incentives could be paid. For 2004, if actual performance with respect to a financial measure was less than 90% of the target performance measure, no bonus was paid with respect to that financial measure. If actual performance with respect to a financial measure equaled 90% of the target performance measure, a bonus equal to 80% of the target bonus percentage was paid with respect to that financial measure. The amount payable increased ratably up to a payout of 100% of the target bonus percentage, if actual performance with respect to a financial measure equaled the performance target. An additional 2% of the target bonus percentage for a financial measure was payable for each percentage point by which actual performance exceeded the target performance measure, subject to a maximum payment of 200% of the target bonus percentage. During 2004, the Company performed at 116.7% of the basic earnings per share target, 153.2% of the return on invested capital target and 101.2% of the sales growth target. In determining the Company’s financial performance for the purpose of calculating annual bonuses, the Company excluded certain charges related to hurricane and flood loss, relocation of corporate headquarters and termination of a vendor contract.
      Individual performance measures were established in such a manner that the portion of the annual bonus based on individual measures could range from 0% to 120% of the target bonus percentage. Except for Mr. DiMino, whose bonus was dependent solely on the Company’s financial performance, each of the Named Executive Officers performed at 100% of his individual performance measures and was awarded his target bonus percentage for 2004.
      Based on the Company exceeding its annual financial performance measures, an increase in operating cash flow in 2004 versus 2003, the increase in value of the Company’s common shares from the beginning of 2004 until the date 2004 bonuses were determined in 2005 and individual performance, the Compensation Committee awarded bonuses of $221,018, $110,181 and $112,536 to Messrs. Rutherford, Thorn and Cochran, respectively, which amounts represent 134% of each executive officer’s target bonus.
Long-Term Compensation
      The long-term compensation component of the executive compensation program is based on the 2000 Stock Incentive Plan, which was approved by shareholders in May 2000 and authorizes the use of the Company’s common shares in equity-based awards that include stock options, restricted shares, unrestricted shares, share appreciation rights, limited share appreciation rights and performance units. This plan was designed to create long-term incentives that align the interests of the Company’s shareholders and management. Key managers and executives of the Company, including each of the Named Executive Officers, and its subsidiaries are eligible to be participants in the plan.
      The Compensation Committee has approved two types of awards under the incentive plan.

•	Restricted Shares — Under a restricted share award, the participant is awarded common shares, subject to certain restrictions on vesting and transferability. Restricted share awards tie a portion of the participant’s compensation directly to the enhancement of shareholder value. On February 20, 2004, the Compensation Committee awarded 14,780 restricted shares to six key employees, including each of the Named Executive Officers. The number of restricted shares awarded to each of the Named Executive Officers is reflected in the footnotes to the Summary Compensation Table on page 6. These restricted shares had a one-year vesting period.

•	Stock Options — Stock option awards allow the participant to purchase the Company’s common shares for a term of ten years at a price equal to 100% of the fair market value of the Company’s common shares on the date the award is granted. Because the participant’s gain on exercise of options is solely related to an increase in stock price, options are a direct incentive to increase shareholder value. Managers, executives, and directors are eligible for stock option awards, which may vest in increments over a period of time of more than a year. Stock option awards were not granted to executive officers in 2004.
Compensation of the Chief Executive Officer
      The compensation of the Chief Executive Officer is based on the programs and principles of corporate and individual performance previously described. Mr. Michael P. DiMino was appointed as the Company’s President and Chief Executive Officer on April 5, 2002.

•	Performance Evaluation — The Compensation Committee conducts an evaluation of the Chief Executive Officer’s performance each year. This process involves the entire board and examines the following areas: strategic planning, financial results, succession planning, board relations and leadership/human resources. The evaluation forms the basis for adjustments to the Chief Executive Officer’s compensation over the next year.

•	Base Salary — Mr. DiMino’s base salary for the period of 2004 prior to October 18 was $450,000. On October 18, 2004, the Compensation Committee recommended to the board of directors, and the board of directors approved, an increase of Mr. DiMino’s base salary to $500,000. The adjustment was prompted by market data which revealed that Mr. DiMino’s base salary was below the 25th percentile for comparable positions in companies of similar size and his total compensation package was below the 50th percentile. Mr. DiMino’s base salary after the increase continues to be below the 50th percentile of the comparative group.

•	Annual Bonus — Performance measures based on the financial performance of the Company accounted for 100% of Mr. DiMino’s bonus target. Based on the Company’s performance against those financial performance measures as described above, Mr. DiMino was paid a bonus of $392,221, or 145% of his target bonus percentage, for 2004.

•	Restricted Share Award — On February 20, 2004, Mr. DiMino was awarded 3,695 restricted shares. These restricted shares had a one-year vesting period.

•	Other — As required by the terms of his employment agreement, Mr. DiMino also receives an automobile allowance of $500 per month, and the Company pays, or reimburses Mr. DiMino for, an executive annual physical examination. The Company also pays for Mr. DiMino’s membership in a city club.
      Section 162(m) of the Code limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to a “covered employee” of a public company. The Compensation Committee regularly reviews the Company’s compensation programs in connection with Section 162(m) of the Internal Revenue Code, as amended. Generally, the executive compensation programs are designed to comply with these regulations. The $1 million limitation did not impact the deductibility of any compensation paid to the Company’s executive officers in 2004. The Compensation Committee may approve compensation that does not comply with these regulations if doing so would be in the best interests of the Company and its shareholders and consistent with the Company’s executive compensation philosophy.

The Compensation, Governance and Nominating Committee

Lee C. Howley, Chairman
Ronald Best
J. Martin Erbaugh
Enrique Foster Gittes
R. Lawrence Roth

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Company’s board of directors, as mandated by the revised charter adopted by the board of directors on April 5, 2004, oversees the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for preparing the financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, KPMG LLP (“KPMG”), are responsible for performing an audit of the financial statements in accordance with Public Company Accounting Oversight Board standards and issuing their report thereon.
      In this context, the Audit Committee has reviewed and discussed with management and with KPMG the Company’s audited financial statements for the year ended December 31, 2004 (the “Audited Financial Statements”). The Audit Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG its independence from the Company.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee

Michael E. Gibbons, Chairman
J. Martin Erbaugh
Christopher H. B. Mills
R. Lawrence Roth

STOCK PERFORMANCE COMPARISON
      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1999, in each of (i) the Company’s common shares, (ii) the Russell 2000 Index and (iii) a fund investing proportionately, based on respective market capitalization, in the common shares of the group of companies which the Company has identified as its “Peer Group” solely for this purpose.
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
      The Company is a specialty provider of products for the professional turf care market, including turf control products, fertilizer, and combination products, grass seed, pest control and equipment. In reviewing published industry and line of business indexes, the Company has not identified an index that portrays the Company’s line of business. The Company competes with national suppliers that strictly market fertilizers, turf protection products or equipment directly to the end users. The Company also competes with numerous privately-held regional and local suppliers. The Company believes it is the primary national, publicly-held company that supplies a full range of products to the turf industry and sells directly to the end user.
      For purposes of preparing the graph, the Company has selected a peer group of publicly-held companies as follows:

•	Central Garden & Pet Company — Supplier of consumer lawn and garden and pet supply products and a manufacturer of proprietary products.

•	Terra Industries Inc. — Marketer and producer of nitrogen fertilizer, crop protection products, seed and services for agricultural, turf, ornamental and other growers.

•	The Scotts Company — Manufacturer and marketer of consumer, do-it-yourself lawn care and professional golf course turf care products.

•	Toro Company — Manufacturer of lawn maintenance equipment.
      The above list represents publicly-held companies that manufacture or market turf care-related products. The Company intends to add additional publicly-held companies to its peer group list as they are identified.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table contains certain information with respect to the beneficial ownership of the Company’s common shares as of March 28, 2005 (unless otherwise indicated) by each of the directors, each of the Named Executive Officers, the directors and executive officers as a group, and each person known to the Company to be the beneficial owner of five percent or more of the outstanding common shares based on information filed with the Securities and Exchange Commission.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class

Ronald Best(2)(3)	25,200	*
Robert F. Burkhardt(3)(4)(5)	479,646	5.4
Steven E. Cochran(3)(4)(6)	89,329	1.0
Michael P. DiMino(3)(4)(6)(7)	352,399	3.9
J. Martin Erbaugh(3)(8)	52,350	*
Michael E. Gibbons(3)	7,500	*
Enrique Foster Gittes(3)(9)	13,250	*
Lee C. Howley(3)(10)	22,000	*
Christopher H. B. Mills(3)(11)	1,713,000	19.3
R. Lawrence Roth(3)	2,000	*
Jeffrey L. Rutherford(3)(4)(6)	164,169	1.8
Bruce K. Thorn(3)(4)(6)	103,645	1.2
All directors, nominees and executive officers as a group (12 persons)	3,013,238	32.0
Dimensional Fund Advisors Inc.(12)	735,000	8.3
Royce & Associates, LLC(13)	586,200	6.6
T. Rowe Price Associates, Inc.(14)	456,800	5.1

*	Less than one percent

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to the information contained in the footnotes below.

(2)	Includes 2,700 shares owned by Mr. Best’s wife.

(3)	The following persons hold options to purchase shares that are currently exercisable or exercisable within 60 days of March 28, 2005: Mr. Best, 7,500 shares; Mr. Burkhardt, 32,000 shares; Mr. Cochran, 60,000 shares; Mr. DiMino, 225,000 shares; Mr. Erbaugh, 22,500 shares; Mr. Gibbons, 5,500 shares; Mr. Gittes, 2,000 shares; Mr. Howley, 7,500 shares; Mr. Mills, 4,000 shares; Mr. Roth, 2,000 shares; Mr. Rutherford, 111,666 shares; and Mr. Thorn, 75,000 shares. The numbers in the table include these options.

(4)	Includes shares held by the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust that are beneficially owned by the named persons as follows: Mr. Burkhardt, 155,716 shares; Mr. Cochran, 1,362 shares; Mr. DiMino, 177 shares; Mr. Rutherford, 3,947 shares; and Mr. Thorn, 1,928 shares.

(5)	Includes 68,885 shares owned by Mr. Burkhardt’s wife; 12,400 shares owned by the Robert and Virginia Burkhardt Charitable Foundation, of which Mr. Burkhardt is President-Treasurer and a Trustee; 110,000 shares owned by the Burkhardt Family Limited Partnership, of which Mr. Burkhardt is a general and limited partner; and 5,790 shares owned by Mr. Burkhardt’s wife as custodian for minor grandchildren.

(6)	The following persons hold restricted shares, which are subject to forfeiture but have full power to vote: Mr. Cochran, 24,500 shares; Mr. DiMino, 63,500 shares; Mr. Rutherford, 43,500 shares; and Mr. Thorn, 24,500 shares.

(7)	Includes 1,700 shares owned by Mr. DiMino’s wife and 57,127 shares owned by the Michael Peter DiMino III, Trust.

(8)	Includes 18,500 shares held jointly by Mr. Erbaugh and his wife and 3,940 shares owned by Mr. Erbaugh’s wife.

(9)	Includes 11,250 shares owned by NASCIT, of which Mr. Gittes is Chairman. Mr. Gittes owns a 1.5% interest in NASCIT, and these shares represent his derivative interest in 750,000 shares owned by NASCIT. Mr. Gittes disclaims beneficial ownership with respect to the shares owned by NASCIT except for the 11,250 shares representing his derivative interest.

(10)	Includes 14,500 shares owned by the Howley Family Partnership.

(11)	Mr. Mills has shared voting power and shared dispositive power with respect to 1,709,000 of the shares. Of the 1,709,000 shares, voting and dispositive power as to all of the shares are shared with North Atlantic Value LLP; voting and dispositive power as to 750,000 shares are shared with NASCIT; voting and dispositive power as to 200,000 shares are shared with American Opportunity Trust plc; voting and dispositive power as to 351,851 shares are shared with The Trident North Atlantic Fund; voting and dispositive power as to 266,465 shares are shared with Trident Holdings; and voting and dispositive power as to 48,000 shares are shared with High Tor Limited. The address for Mr. Mills, North Atlantic Value LLP, NASCIT and American Opportunity Trust LLP is Ryder Court, 14 Ryder Street, London SW1A 6QB England. The address for The Trident North Atlantic Fund is P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. The address for Trident Holdings is P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. The address for High Tor Limited is P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, Bahamas. Mr. Mills is Chief Executive of, and holds a 20.2% interest in, NASCIT and Chief Executive of, and holds a 1.2% interest in, American Opportunity Trust plc. He also is a director of The Trident North Atlantic Fund.

(12)	Based on information set forth on a Schedule 13G mailed to the Company on February 10, 2005, in its role as investment advisor or manager to certain investment portfolios, Dimensional Fund Advisors Inc. possesses both voting and/or investment power over the shares. All shares, however, are owned by these portfolios, and Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. The address for Dimensional Fund Advisers Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(13)	Based on information set forth on a Schedule 13G filed January 31, 2005. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(14)	Based on information set forth on a Schedule 13G filed February 11, 2005, T. Rowe Price Associates, Inc. as investment adviser to T. Rowe Price Small Cap Value Fund, Inc. possesses sole dispositive power with respect to the shares. T. Rowe Price Small Cap Value Fund, Inc. possesses sole voting power with respect to the shares. The address for T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.
CERTAIN TRANSACTIONS
      Mr. Burkhardt was paid $62,308 for consulting services during 2004. The Company also paid premiums for Mr. Burkhardt to participate in the Company’s medical, dental and vision insurance programs, group life and accidental death and dismemberment insurance program and long-term disability insurance program. The Company also made contributions to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust for his benefit.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS
      If a shareholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2006 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on December 8, 2005. In addition, if a shareholder intends to present a proposal at the Company’s 2006 annual meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 21, 2006, proxies solicited by the board of directors for the 2006 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting.
      If a shareholder desires to recommend an individual for nomination as a director, the recommendation must include the shareholder’s name and address; the number of shares owned by the shareholder; the name, age, business address, residence address, and principal occupation of the individual being recommended; and the number of shares beneficially owned by the individual being recommended. It also must include the information that would be required under federal securities laws to be disclosed in the solicitation of proxies for the election of directors. The recommended individual’s consent to be elected and to serve must be furnished, and the Company may require the recommended individual to furnish any other information, within reason, that may be needed to determine the eligibility of the individual.
      Shareholder proposals and recommendations of individuals for nomination as directors must be sent to the executive offices of the Company, 1301 East 9th Street, Suite 1300, Cleveland, Ohio 44114, Attention: Secretary. The Secretary will forward the recommendations to the Compensation, Governance and Nominating Committee. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or recommendation that does not comply with these and other applicable requirements.
INDEPENDENT AUDITORS
      KPMG served as the Company’s principal independent accountants for the year ended December 31, 2004 and is expected to continue to serve in that capacity during the year ending December 31, 2005. A representative of KPMG is expected to be present at the annual meeting of shareholders. This representative will be given an opportunity to make a statement at the meeting if he or she desires to do so and will be available to respond to appropriate questions.
      Audit Fees. The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2003 and 2004 and for KPMG’s review of the financial statements included in the Company’s quarterly reports on Form 10-Q during those years were $327,175 and $550,000, respectively. The 2004 fees include fees for services related to Section 404 of the Sarbanes-Oxley Act of 2002. The aggregate fees billed for 2003 by Ernst & Young LLP (“E&Y”), the Company’s prior principal independent accountant, for those services was $24,400.
      Audit-Related Fees. The aggregate fees billed for 2003 and 2004 for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above were $3,600 and $15,000, respectively. The aggregate fees billed for 2003 by E&Y for those services was $24,500. Audit-related fees consist of fees billed for employee benefit plan audits, accounting consultation, SEC registration statements and other SEC services.
      Tax Fees. KPMG did not bill any fees for 2003 and 2004 for professional services for tax compliance, tax advice or tax planning. The aggregate fees billed for 2003 by E&Y for those services was $8,500.
      All Other Fees. KPMG did not bill any fees for 2003 and 2004 for products and services, other than those reported above under “Audit Fees” and “Audit-Related Fees.” E&Y did not bill any fees for 2003 for products and services, other than those reported above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”
      On May 14, 2003, the Company, upon recommendation by the Audit Committee and approval by its board of directors, dismissed E&Y as its independent auditors. On May 23, 2003, the Company, upon recommendation by the Audit Committee and approval by its board of directors, engaged KPMG as the Company’s principal independent accountants to audit the financial statements of the Company for the year ending December 31, 2003.
      E&Y’s report on the consolidated financial statements of the Company for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
      In connection with the audit for the fiscal year ended December 31, 2002 and the subsequent interim period through May 14, 2003, there were no disagreements (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports. During the fiscal year ended December 31, 2002 and the subsequent interim period through May 14, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Attached as Exhibit 16.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2003 is a copy of E&Y’s letter, dated May 21, 2003, stating that it has no basis for disagreement with the above statements.
      During the fiscal year ended December 31, 2002 and the subsequent interim period through May 14, 2003, neither the Company nor anyone on its behalf consulted KPMG regarding either (i) the application of accounting principles to any specified transaction (completed or proposed) or the type of audit report that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.
      Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. The Audit Committee has established a policy for the pre-approval of audit services. The Audit Committee pre-approves all permissible non-audit services provided by the independent auditors. These services may include tax services and other services. All of the services described under “Audit-Related Fees” above were pre-approved by the Audit Committee.
OTHER MATTERS
      The management of the Company knows of no business that will be presented for consideration at the meeting other than the election of directors discussed in this proxy statement. If any other matter properly comes before the meeting or any adjournment of the meeting, the persons named in the accompanying proxy card will vote in their discretion.

LESCO, INC.

Jeffrey L. Rutherford
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

Dated: April 7, 2005

DIRECTIONS TO THE ANNUAL MEETING
From the South
Take Interstate 71 North to downtown Cleveland where it becomes Interstate 90 East; follow I-90 to the East 9th Street exit. Take East 9th to Chester Avenue. Make a right onto Chester and follow to East 12th Street. Turn right onto East 12th. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
Take Interstate 77 North to downtown Cleveland to the East 14th Street exit and bear left. Take East 14th to Euclid Avenue and turn left. Make a quick right onto East 13th Street and follow to Chester Avenue. Make a left onto Chester. Take Chester to East 12th Street and make a left. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
From the East
Take Interstate 480 West to Interstate 77 North to the East 14th Street exit and bear left. Take East 14th to Euclid Avenue and turn left. Make a quick right onto East 13th Street and follow to Chester Avenue. Make a left onto Chester. Take Chester to East 12th Street and make a left. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
Take Interstate 80 West (Ohio Turnpike) to Interstate 480 West to Interstate 77 North to the East 14th Street exit and bear left. Take East 14th to Euclid Avenue and turn left. Make a quick right onto East 13th Street and follow to Chester Avenue. Make a left onto Chester. Take Chester to East 12th Street and make a left. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
Take Interstate 90 West to State Route 2 West to East 9th Street exit and turn left. Take East 9th to Lakeside Avenue and make a left. Take Lakeside to East 12th Street and make a right. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
From the West
Take Interstate 90 East to downtown Cleveland. Follow I-90 to the East 9th Street exit. Take East 9th Street to Chester Avenue. Make a right onto Chester and follow to East 12th Street. Turn right onto East 12th. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
Take Interstate 80 (Ohio Turnpike) to Interstate 90 East to downtown Cleveland. Follow I-90 to the East 9th Street exit. Take East 9th to Chester Avenue. Make a right onto Chester and follow to East 12th Street. Turn right onto East 12th. The Union Club parking garage is on the left side of the street before you reach the clubhouse. The Union Club is on the corner of East 12th and Euclid Avenue.
Printed on Recycled Paper

LESCO, Inc.
c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

ê Please fold and detach card at perforation before mailing. ê

LESCO, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in item 1 on the reverse side and in the discretion of the Proxies on all other business that properly comes before the meeting, as stated in item 2 on the reverse side. If voting for directors is cumulative, the Proxies will cumulate or distribute votes in such fashion as they believe will maximize the number of persons elected from among nominees for whom authority is granted.

Dated:	, 2005

Signature

Signature, if held jointly

Please sign exactly as name appears hereon. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê

LESCO, INC.	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 11, 2005

The undersigned appoints Michael P. DiMino and Jeffrey L. Rutherford as Proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the common shares of LESCO, Inc. held of record by the undersigned on March 28, 2005, at the Annual Meeting of Shareholders to be held on May 11, 2005, or any adjournment thereof.

1.	ELECTION OF DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Michael P. DiMino, J. Martin Erbaugh, Michael E. Gibbons, Enrique Foster Gittes,
Lee C. Howley, Christopher H.B. Mills and R. Lawrence Roth

(Instructions: To withhold authority for any individual nominee(s), write the name of such nominee(s) in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote on all other business that properly comes before the meeting.

(Continued and to be signed on reverse side)